Exhibit 99.9

      (Text of graph posted to Ashland Inc.'s website concerning Valvoline
            Instant Oil Change's twelve month rolling average sales)

              VIOC Sames Store Sales ($, Millions)

                      (2 Years and Older)

               2000      2001      2002      2003
               ----      ----      ----      ----

January        11.9      12.6      13.3      14.2
February       12.0      12.6      13.4      14.2
March          12.1      12.7      13.4      14.3
April          12.1      12.7      13.5      14.3
May            12.2      12.7      13.6      14.4
June           12.3      12.7      13.7      14.5
July           12.4      12.8      13.8      14.5
August         12.5      12.8      13.8
September      12.5      12.9      13.9
October        12.6      13.0      14.0
November       12.6      13.1      14.1
December       12.6      13.2      14.1